As filed with the Securities and Exchange Commission on April 8, 2003.
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

           New York                                              13-1514814
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               437 Madison Avenue
                               New York, NY 10022
                                 (212) 415-3600

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              BARRY J. WAGNER, ESQ.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York l0022
                                 (212) 415-3600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            MICHAEL D. DITZIAN, ESQ.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800

                                   ----------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|________________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of each class of securities to be       Amount to be        Proposed maximum        Proposed maximum           Amount of
registered                                     registered        offering price per      aggregate offering       registration fee
                                                                      share(1)                  price
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.15 per share          224,408                $57.30              $12,858,578.40            $1,040.26
====================================================================================================================================

      (1) Based on the average of the high and low sale prices of the common stock of Omnicom Group Inc. reported on the New York Stock Exchange on April 4, 2003 of $57.30 per share, solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 8, 2003

                                   PROSPECTUS

                                  Common Stock

                                 224,408 Shares

                               OMNICOM GROUP INC.

                                   ----------

      This prospectus relates to the public offer for resale by certain of our shareholders of up to 224,408 shares of our common stock. We issued the shares in private merger transactions on December 31, 2002. We will not receive any of the proceeds from the sales of shares by the selling shareholders.

      We have agreed to bear all expenses (other than underwriting discounts and commissions, fees and expenses of counsel and other advisors to the selling shareholders, and transfer taxes) in connection with the registration and sale of the shares covered by this prospectus.

      The selling shareholders may offer and sell from time to time any or all of the shares of common stock to which this prospectus relates on the New York Stock Exchange, in privately negotiated transactions or in the over-the-counter market, or in a combination of those methods, at market prices prevailing at the time of sale, at prices relating to the prevailing market price, or at negotiated prices. They may also offer and sell any of the shares in transactions of the other types described under the heading "Plan of Distribution." The selling shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. If any broker-dealers purchase any shares as principals, any profits received by them on the resale of such shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions.

      Our common stock currently trades on the New York Stock Exchange under the symbol OMC. On April 4, 2003, the last reported sale price for our common stock, as reported by the New York Stock Exchange, was $57.69 per share.

      We are incorporated in New York. Our principal office is located at 437 Madison Avenue, New York, NY 10022, and our main telephone number is (212) 415-3600.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

              The date of this Prospectus is ___________ ___, 2003.

                                TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION....................................................3
THE COMPANY....................................................................3
USE OF PROCEEDS................................................................4
DESCRIPTION OF CAPITAL STOCK...................................................4
SELLING SHAREHOLDERS...........................................................5
PLAN OF DISTRIBUTION...........................................................6
EXPERTS........................................................................7
LEGAL MATTERS..................................................................8
WHERE YOU CAN FIND MORE INFORMATION............................................8

No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling shareholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                           FORWARD-LOOKING INFORMATION

      Some of the statements in this prospectus and documents incorporated by reference constitute "forward-looking statements." These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. These uncertainties and risks include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes to client communication requirements, the hiring and retention of human resources and that our international operations are subject to the risk of currency fluctuations and exchange controls. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only present expectations. Actual events or results may differ materially.

                                   THE COMPANY

      We are one of the largest marketing and corporate communications companies in the world. Marketing and corporate communications services are provided to clients through global, pan-regional and national independent agency brands. We provide services to over 5,000 clients in more than 100 countries.

      For additional information regarding our business, see our filings with the Securities and Exchange Commission, which are incorporated by reference into this prospectus. Copies of these filings may be obtained as described under "Where You Can Find More Information." Among other things, the business description in our Annual Report on Form 10-K for 2002, which we filed with the SEC on March 26, 2003, contains at page 3 a discussion of business, regulatory and other risks to which we are subject. In addition, the section of this prospectus captioned

"Experts" on page 7 explains the circumstances involved in our engagement of KPMG LLP to replace Arthur Andersen LLP as our auditors last year and the potential effect of Arthur Andersen's ceasing to audit publicly traded companies on the ability of investors to recover against that firm if the circumstances would otherwise warrant.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from sales of the common stock to which this prospectus relates by the selling shareholders.

                          DESCRIPTION OF CAPITAL STOCK

      The following briefly summarizes the material terms of our capital stock. You should read our certificate of incorporation, a copy of which may be obtained from us as described under "Where You Can Find More Information," for more detailed information that may be important to you.

      We are authorized to issue 1.0 billion shares of common stock, par value $0.15 per share, of which 188.6 million shares were outstanding on March 17, 2003, and 7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

      Each share of common stock entitles the holder to one vote for the election of directors and for all other matters to be voted on by holders of our common stock. Holders of common stock may not cumulate their votes in the election of directors. All shares of common stock have equal rights and are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor, but only after payment of dividends required to be paid on any outstanding shares of preferred stock. All shares of common stock share ratably upon liquidation in the assets available for distribution to shareholders after payments to creditors and provision for the preference of any preferred stock. We are not aware of any restrictions on our present or future ability to pay dividends. However, in connection with borrowing facilities that we or our subsidiaries have entered into, we are subject to certain covenants requiring that we satisfy certain financial tests in order to pay dividends. The shares of common stock are not subject to call or assessment, have no preemptive or other subscription rights or conversion rights and cannot be redeemed. We have a classified board of directors and our shareholders can remove a director only by an affirmative two-thirds vote of all outstanding voting shares. A two-thirds vote of all outstanding voting shares is also required to amend our by-laws or some provisions of our certificate of incorporation and to change the number of directors comprising the full board. The board of directors has power to amend the by-laws or change the number of directors comprising the full board.

      We may issue preferred stock in series having whatever rights and preferences the board of directors may determine without the approval of our shareholders. One or more series of preferred stock may be made convertible into common stock at rates determined by the board of directors, and preferred stock may be given priority over common stock in payment of dividends, rights on liquidation, voting and other rights.

      Mellon Investor Services, Inc., 44 Wall Street, 6th Floor, New York, New York 10005, is the transfer agent and the registrar of the common stock. The common stock is listed on the New York Stock Exchange under the symbol "OMC."

                              SELLING SHAREHOLDERS

      The shares of common stock being offered through this prospectus were originally issued by us to Alan E. Hall and Alan Hall Family Investments, L.L.C. in connection with our acquisition of Marketstar Corporation, a Utah corporation, and Create Marketing and Sales Solutions Inc., a Delaware corporation, in private transactions exempt from the registration requirements of the federal securities laws. Alan E. Hall and Alan Hall Family Investments, L.L.C. transferred the shares of common stock to the selling shareholders in private transactions exempt from the registration requirements of the federal securities laws. None of the selling shareholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares, except that Alan E. Hall, a principal of Alan Hall Family Investments, L.L.C., The Alan and Jeanne Hall Foundation and Island Park Group of Companies, was a principal shareholder and executive officer of Marketstar Corporation and Create Marketing and Sales Solutions Inc. before we acquired those companies. The information included below is based on information provided by the selling shareholders.

      Any or all of the common stock listed below may be offered for sale pursuant to this prospectus by the selling shareholders from time to time. Accordingly, no estimate can be given as to the amounts of common stock that will be held by the selling shareholders upon consummation of any such sales. In addition, the selling shareholders identified below may have sold, transferred, or otherwise disposed of all or a portion of their shares since the date on which the information regarding their shares was provided in transactions exempt from the registration requirements of the Securities Act.

Name                                               Shares Owned   Shares Offered
----                                               ------------   --------------
Alan Hall Family Investments, L.L.C.                   64,024          64,024
The Alan and Jeanne Hall Foundation                    76,279          76,279
Island Park Group of Companies                         61,664          61,664
Corporation of the President of the
  Church of Jesus Christ of
  Latter-day Saints                                    22,441          22,441
                                                      -------         -------
                                                      224,408         224,408
                                                      =======         =======

                              PLAN OF DISTRIBUTION

      The shares of common stock covered by this prospectus are being registered to permit public secondary trading of the shares by the holders thereof from time to time after the date of this prospectus.

      We have agreed to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to holders of shares) in connection with the registration and sale of the shares covered by this prospectus. We and the selling shareholders have also agreed to indemnify each other against certain liabilities arising under the Securities Act of 1933.

      We have been advised by the selling shareholders that the selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time on any national securities exchange or quotation service on which the securities are listed, in the over-the-counter market, in transactions other than on a national exchange or quotation service or the over-the-counter market, or through the writing of options, in each case on terms to be determined at the times of such transactions. The selling shareholders may also make private sales directly or through a broker or brokers. Alternatively, any of the selling shareholders may from time to time offer the common stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling shareholders and the purchasers of the common stock for whom they may act as agent. The aggregate proceeds to the selling shareholders from the sale of the common stock offered will be the purchase price of such common stock less discounts and commissions, if any.

      The common stock may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These prices will be determined by the holders of such securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection therewith.

      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

      In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling shareholders may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.

      Selling shareholders may not sell any or all of the common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling shareholder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

      The selling shareholders and any broker and any broker-dealers, agents or underwriters that participate with the selling shareholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commission received by such broker-dealers, agents or underwriters and any profit on the resale of the notes or the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                     EXPERTS

      The consolidated financial statements and related 2002 financial statement schedule of Omnicom Group Inc. as of December 31, 2002, and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Omnicom Group Inc. and subsidiaries for the years ended December 31, 2000 and 2001 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen has not consented to the inclusion or incorporation of their report in the registration statement and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion or incorporation of their report in the registration statement, it may become more difficult for you to seek remedies against Arthur Andersen in connection with any material misstatement or omission that may be contained in our consolidated financial statements and schedules for such periods. In particular, and without limitation, you will not be able to recover against Arthur Andersen under
Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omission of a material fact required to be stated in those financial statements.

      In June 2002, our Board of Directors, upon the recommendation of its Audit Committee, determined not to rehire Arthur Andersen LLP as our independent accountants and authorized the engagement of KPMG LLP to serve as our independent accountants for 2002. However, KPMG has not audited the financial statements that were audited by Arthur Andersen and incorporated herein by reference.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered by this prospectus has been passed upon for us by Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019. As of March 10, 2003, members of Davis & Gilbert LLP participating in the determination of the legality of our shares own an aggregate of 3,860 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 that includes this prospectus. While this prospectus covers this offering, it does not contain all of the information contained in the registration statement. You can request a copy of the registration statement and the exhibits from us to get a more complete description of our company and this offering. We have provided our address and telephone number below if you wish to obtain free copies of the registration statement and exhibits.

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a duplicating fee, by writing the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available from the Commission's website at http://www.sec.gov. Reports, proxy statements and other information filed by us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      We are incorporating by reference into this prospectus (and the related registration statement) certain information we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus. Information that we file later with the Commission will automatically update information in this prospectus. In all cases you should rely on the later information over different information included or incorporated by reference into in this prospectus or any prospectus supplement. We incorporate by reference into this prospectus the following documents:

      o     Our annual report on Form 10-K for the year ended December 31, 2002;

      o The description of the common stock contained in the registration statement on Form 8-A filed with the SEC pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description;

      o All documents and reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment that indicates that all securities that may be offered hereby have been sold or that deregisters all securities then remaining unsold.

      Upon written or oral request, we will provide to you, without charge, a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                          Barry J. Wagner, Esq.
                          Secretary and General Counsel
                          Omnicom Group Inc.
                          437 Madison Avenue
                          New York, NY 10022
                          Telephone Number (212) 415-3600

You should rely only on the information provided in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by us, are as follows:

            SEC Registration Fee ......................    $ 1,040
            Legal Fees and Expenses ...................    $10,000*
            Accounting Fees ...........................    $ 6,500*
            Miscellaneous Expenses ....................    $ 1,250*
                                                           -------
            TOTAL .....................................    $18,790
                                                           =======

            *  Estimated

Item l5. Indemnification of Directors and Officers.

      Our certificate of incorporation contains a provision limiting the liability of directors to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, resulting in personal gain to which the director was not legally entitled or when such director's acts violated section 719 of the New York Business Corporation Law (approval of statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors). Our by-laws provide that an officer or director will be indemnified against any costs or liabilities, including attorney's fees and amounts paid in settlement with our consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

      Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action that is settled or otherwise disposed of, or (2) any claim, issue or matter for which the person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

      Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in the section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

      We have entered into agreements with our directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. We also maintain and pay premiums for directors' and officers' liability insurance policies.

Item 16. Exhibits.

    Exhibit
    Number              Description of Exhibit
    ------              ----------------------

    3.1(a) Certificate of Incorporation (incorporated by reference to Omnicom Group Inc.'s Registration Statement on Form S-3 (No. 333-46303)).

    3.1(b)              Certificate   of   Amendment  of  the   Certificate   of
                        Incorporation  (incorporated  by  reference  to  Omnicom
                        Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

    3.2 By-laws (incorporated by reference to Omnicom Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1987).

    5.1                 Opinion of Davis & Gilbert LLP (filed herewith).

    23.1                Consent of KPMG LLP (filed herewith).

    23.2                Consent of Arthur Andersen LLP (omitted).*

    23.3 Consent of Davis & Gilbert LLP (included in the opinion filed as Exhibit No. 5.1).

----------
* The consent of Arthur Andersen LLP, the former independent accountants for the Registrant as of December 31, 2000 and 2001 and for the years then ended, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act of 1933.

Item 17. Undertakings.

         We undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

      Provided, however, paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      We further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on April 8, 2003.

                                       OMNICOM GROUP INC.,
                                         as Registrant

                                       By: /s/ Randall J. Weisenburger
                                           -------------------------------------
                                               Randall J. Weisenburger
                                               Executive Vice President and
                                               Chief Financial Officer

                                   ----------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Wren and Barry J. Wagner, Esq., and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

/s/ John D. Wren                 President, Chief Executive        April 8, 2003
-----------------------------       Officer and Director
    John D. Wren                (Principal Executive Officer)

/s/ Randall J. Weisenburger      Executive Vice President          April 8, 2003
-----------------------------   and Chief Financial Officer
    Randall J. Weisenburger     (Principal Financial Officer)

/s/ Philip J. Angelastro          Senior Vice President of         April 8, 2003
-----------------------------      Controller Finance and
    Philip J. Angelastro       (Principal Accounting Officer)

/s/ Bruce Crawford                        Director                 April 8, 2003
-----------------------------
    Bruce Crawford

/s/ Robert Charles Clark                  Director                 April 8, 2003
-----------------------------
    Robert Charles Clark

/s/ Leonard S. Coleman, Jr.               Director                 April 8, 2003
-----------------------------
    Leonard S. Coleman, Jr.

/s/ Errol M. Cook                         Director                 April 8, 2003
-----------------------------
    Errol M. Cook

/s/ Susan S. Denison                      Director                 April 8, 2003
-----------------------------
    Susan S. Denison

                                          Director                 April _, 2003
-----------------------------
     Michael A. Henning

/s/ John R. Murphy                        Director                 April 8, 2003
-----------------------------
    John R. Murphy

/s/ John R. Purcell                       Director                 April 8, 2003
-----------------------------
    John R. Purcell

                                          Director                 April _, 2003
-----------------------------
    Linda Johnson Rice

/s/ Gary L. Roubos                        Director                 April 8, 2003
-----------------------------
    Gary L. Roubos